UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 27, 2006

River Valley Bancorp
(Exact Name of Registrant as Specified in Its Charter)

Indiana	000-21765	35-1984567
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

430 Clifty Drive, P.O. Box 1590, Madison, Indiana		47250-0590
(Address of Principal Executive Offices)		(Zip Code)

(812) 273-4949
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 27, 2006, River Valley Bancorp (the “Company”) announced that Larry C. Fouse, Treasurer of the Company and Vice President of River Valley Financial Bank, a wholly owned subsidiary of the Company, will retire as of May 1, 2007. The Company also announced that Vickie Grimes, Vice President and Controller of the Company and Internal Auditor of the Bank, would assume Mr. Fouse’s responsibilities commencing with his retirement.

Mrs. Grimes, age 50, has served as Controller since September 2006. Previously, she had served as Internal Auditor from September 2003 to September 2006 and as Account Coordinator from January 2000 to September 2003. More information on Mr. Fouse and Mrs. Grimes is included in the press release issued on December 27, 2006, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

99.1	Press Release, dated December 27, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: December 27, 2006	RIVER VALLEY BANCORP

	By:	/s/ Larry C. Fouse
Larry C. Fouse Vice President of Finance

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION	LOCATION

99.1	Press Release, dated December 27, 2006	Attached